FOR IMMEDIATE RELEASE

PIEDMONT AND BROADWAY COMPLETE RESTRUCTURE OF PRIME CHICAGO

OFFICE BUILDING

NEW YORK - March 31, 2011 - Piedmont Office Realty Trust, Inc. (NYSE: PDM)

today announced that an indirect subsidiary became the owner of the Class A office building located at 500 West Monroe Street, Chicago, Illinois. In connection with the restructuring of the ownership of the building, an affiliate of Broadway Partners will retain an interest in the property.

500 West Monroe is a 46-story, 966,000-square-foot, Class A office building located in the West Loop submarket of Chicago, Illinois, one of Chicago's most desired submarkets. Its tenant roster includes established Fortune 500 firms such as General Electric Capital and Marsh

USA, Inc., and nationally-recognized commercial real estate and investment company Grubb &

Ellis. 500 West Monroe is an architectural landmark designed by the world-renowned architectural firm Skidmore, Owings, and Merrill.

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Contact: Kerry Hughes

Phone: + 1 770 418 8678

Email: Kerry.Hughes@piedmontreit.com